SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2007

Date of Report (Date of earliest event reported)

TOWER PARK MARINA INVESTORS, L.P.,

(FORMERLY PS MARINA INVESTORS I)

A California Limited Partnership

(Exact name of registrant as specified in its charter)

California	0-17672	95-4137996
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16633 Ventura Blvd., 6th Floor, Encino, California 91436

(Address of principal executive offices) (Zip Code)

(818) 907-0400

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 5, 2007, the Registrant and Kampgrounds of America, Inc. (“KOA”), an unaffiliated third party that currently leases from the Registrant the RV park and retail store at Tower Park Marina, entered into an agreement for the sale to KOA of substantially all of the Registrant’s assets for $13,500,000.

The assets to be sold pursuant to the agreement include the land and improvements known as Tower Park Marina, the Registrant’s 51% interest in the Little Potato Slough Mutual Water Company, the Registrant’s leasehold interest in the lease between the California State Land Commission (as landlord) and the Registrant (as tenant), dated as of January 14, 1999, approximately 100 acres of undeveloped land, and certain personal property associated with the foregoing (collectively, the “Property”).

The agreement provides that, simultaneously with the closing of the sale of the Property, KOA will lease back to the Registrant the marina facilities and dry storage buildings that makeup a portion of the Property (the “Marina Operations”), pursuant to a Lease Agreement between KOA (as the landlord) and the Registrant (as the tenant). The Marina Operations include all areas currently operated as part of the marina operations and approximately seven acres of additional land for a future dry stack building, boat repair area and maintenance yard. The lease will have a ten-year term with three five-year options. Basic rent will be $25,000 per month for the first five years. The basic rent will be increased 3.5% per lease year, adjusted every five years.

Consummation of the sale is subject to certain conditions, including approval of the transaction by holders of the required percentage of the limited partnership interests in the Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

As described under Item 1.01 above, effective January 5, 2007, the Registrant entered into an agreement with Kampgrounds of America, Inc. for the sale of substantially all of the Registrant’s assets for $13,500,000. The assets to be sold pursuant to the agreement include shares representing 51% of the membership and voting interests in the Little Potato Slough Mutual Water Company, a California mutual benefit corporation. The Little Potato Slough Mutual Water Company is a mutual water company serving customers in Tower Park Marina and the nearby Tower Park Village. The shares of the company held by the Registrant are transferable only in connection with a transfer of land served by the company. The Registrant believes that the sale of the shares is exempt from registration under Section 4(1) of the Securities Act of 1933. The Registrant has held the securities since 1989 and, in accordance with the transfer restrictions applicable thereto, has agreed to transfer the securities in connection with the sale of land served by the Little Potato Slough Mutual Water Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement for Sale and Purchase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2007	By:	Westrec Investors, Inc.,
(formerly PS MARINA INVESTORS, INC.)
General Partner

	By:	/s/ Michael M. Sachs
Michael M. Sachs
President